UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Zedge, Inc.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZEDGE, INC.
1178 Broadway, 3rd Floor #1450
New York, New York 10001
(330) 577-3424

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	12:00 p.m., Eastern Standard Time, on Wednesday, January 15, 2025
PLACE:	Insperity Conference Room, 200 Liberty Street, Suite 2601, New York, New York 10281
ITEMS OF BUSINESS:

1.      To elect six directors, each for a term of one year.

2.      To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025.

3.      To approve an amendment to the Zedge, Inc. 2016 Stock Option and Incentive Plan that will increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 100,000.

4.      To conduct an advisory vote on executive compensation.

5.      To transact other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record as of the close of business in New York, New York on November 18, 2024.
PROXY VOTING:	You can vote either in person at the Annual Stockholders Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”
ANNUAL STOCKHOLDERS MEETING IN-PERSON ADMISSION:

If you were a stockholder of record as of the close of business in New York, New York on November 18, 2024, a form of personal photo identification must be presented in order to be admitted to the Annual Stockholders Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of November 18, 2024 with you to the Annual Stockholders Meeting, as well as a form of personal photo identification. The Company requests that any stockholder seeking to attend the Annual Stockholders Meeting in person first email the Company’s investor relations department at ir@zedge.net to RSVP.

ANNUAL STOCKHOLDERS MEETING DIRECTIONS:	You may request directions to the Annual Stockholders Meeting via email at ir@zedge.net or by calling Zedge Investor Relations at (330) 577-3424.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ZEDGE, INC. ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JANUARY 15, 2025:
The Notice of Annual Meeting of Stockholders and Proxy Statement and the Fiscal 2024 Annual Report are available at: http://investor.zedge.net

BY ORDER OF THE BOARD OF DIRECTORS

Joyce J. Mason
Corporate Secretary
New York, New York November 25, 2024

ZEDGE, INC.
1178 Broadway, 3rd Floor #1450
New York, New York 10001
(330) 577-3424

________________________________

PROXY STATEMENT

________________________________

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the stockholders of record of Zedge, Inc., a Delaware corporation (the “Company” or “Zedge”), as of the close of business in New York, New York on November 18, 2024, in connection with the solicitation, by the Company’s Board of Directors (the “Board of Directors”), of proxies for use in voting at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). The Annual Stockholders Meeting will be held on Wednesday, January 15, 2025 at 12:00 p.m., Eastern Standard Time, in the Insperity Conference Room, 200 Liberty Street, Suite 2601, New York, New York 10281. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Stockholders Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Stockholders Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about December 2, 2024.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Stockholders Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Stockholders Meeting to the beneficial owners of Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, New York on November 18, 2024 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Stockholders Meeting. As of the close of business on the Record Date, the Company had 14,143,536 shares outstanding and entitled to vote at the Annual Stockholders Meeting, consisting of 524,775 shares of Class A Common Stock and 13,618,761 shares of Class B Common Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Stockholders Meeting or by proxy without attending the meeting.

Beneficial holders of Class A Common Stock and Class B Common Stock as of the close of business in New York, New York on the Record Date whose shares of stock are held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Stockholders Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Stockholders Meeting: on the internet or by mail. To vote by internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Stockholders Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Stockholders Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Stockholders Meeting for consideration and if you have voted your shares by internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board of Directors did not know of any other matter to be raised at the Annual Stockholders Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Stockholders Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary), 1178 Broadway, 3rd Floor #1450, New York, New York 10001, a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Stockholders Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Stockholders Meeting.

Quorum and Vote Required

The presence at the Annual Stockholders Meeting of a majority of the voting power of outstanding Class A Common Stock and Class B Common Stock (voting together as a single class), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Stockholders Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Stockholders Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power of shares that are voted on a relevant proposal at the Annual Stockholders Meeting will be required for the approval of the election of any director (Proposal No. 1), the ratification of the appointment of the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025 (Proposal No. 2), the adoption of an amendment to the Company’s 2016 Stock Option and Incentive Plan (as amended and restated to date, the “2016 Plan”) (Proposal No. 3), and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4). This means that the number of votes cast “for” a Proposal must exceed the number of votes cast “against” that Proposal. Abstentions are not counted as votes “for” or “against” a nominee or any of these proposals.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Stockholders Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE American. In the event of a broker non-vote with respect to any proposal coming before the Annual Stockholders Meeting or in the event of an abstention with respect to Proposal No. 1, Proposal No. 2, Proposal No. 3, or Proposal No. 4, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on that proposal for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), the adoption of an amendment to the 2016 Plan (Proposal No. 3), the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4), or on any stockholder proposal or other matter raised at the Annual Stockholders Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. However, if you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025 (Proposal No. 2), even if the broker does not receive voting instructions from you.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Stockholders Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Zedge, Inc., 1178 Broadway, 3rd Floor #1450, New York, New York 10001, or by phone at (973) 438-3500 and we will promptly forward to such stockholder a separate Annual Report and/or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31st of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2024 refers to the fiscal year ended July 31, 2024).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements and the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the corporate governance-related listing requirements of the New York Stock Exchange (“NYSE”) American. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the NYSE American’s listing requirements related to corporate governance available to it because it is a “controlled company”.

In accordance with applicable sections of the NYSE American Company Guide, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Corporate Governance section of our website at http://investor.zedge.net/ZDGE/corporate_governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined by the NYSE American Company Guide, because more than 50% of the voting power of the outstanding capital stock of the Company is controlled by one individual, Michael Jonas, who serves as our Executive Chairman and Chairman of the Board. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement imposed by the NYSE American Company Guide that the Compensation Committee and Corporate Governance and Nominating Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that the Compensation Committee and the Corporate Governance and Nominating Committee are in fact comprised entirely of independent directors, as defined by the NYSE American Company Guide and Corporate Governance Guidelines. The directors have been nominated by the Corporate Governance and Nominating Committee, including the nominees under “Proposal No. 1 — Election of Directors” below. See “The Corporate Governance and Nominating Committee” section, below.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that 50% or more of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Corporate Governance section of our website at http://investor.zedge.net/ZDGE/corporate_governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the NYSE American Company Guide definitions of independence, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.      During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.      During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.      (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.      Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.      The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax-exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1,000,000 or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance and Nominating Committee will review the materiality of such relationship to tax-exempt organizations to determine if such director qualifies as independent.

In addition, all members of the Company’s Audit Committee must meet the independence requirements of Section 10A-3 of the Securities Exchange Act of 1934, as amended, which are set forth in the Audit Committee Charter.

Based on the review and recommendation of the Corporate Governance and Nominating Committee, the independent directors have determined that each of Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess is independent in accordance with the Corporate Governance Guidelines and the Audit Committee Charter and, thus, that more than 50% of the current Board of Directors, more than 50% of the director nominees, and each member or nominee intended to become a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, is independent.

As used herein, the term “non-employee director” shall mean any director who is not an employee or consultant of the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard S. Jonas nor Michael Jonas is a non-employee director.

When determining independence, the Corporate Governance and Nominating Committee considered the following relationship:

•        Activist Artists, the stock of which is 32.05% owned by Gregory Suess, has a referral agreement with the Company through which the Company pays Activist Artists $5,000 per month, plus possible commissions. The Company paid Activist Artists a total of $60,000 in fiscal 2024. The Corporate Governance and Nominating Committee determined that this referral agreement does not impinge on Mr. Suess’ independence in his service as a director.

Director Selection Process

The Corporate Governance and Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board, whose contact information is provided below under the heading “Director Communications.” The nominees under “Proposal No. 1 — Election of Directors” were nominated by the Corporate Governance and Nominating Committee. See “The Corporate Governance and Nominating Committee” section, below.

The Corporate Governance and Nominating Committee considers candidates suggested by its members, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, an overview of each nominee’s experience, qualifications, attributes and skills is provided that led the Corporate Governance and Nominating Committee to determine that each nominee should serve as a director.

Director Communications

Stockholders and other interested parties may communicate with (i) the Board of Directors, by contacting the Chairman of the Board, (ii) the non-employee directors by contacting the Lead Independent Director (currently Mark Ghermezian), or (iii) the Audit, Compensation or Corporate Governance and Nominating Committees of the Board of Directors by contacting the respective Chairs of such committees. All communications should be in writing, should indicate in the address whether it is intended for the Chairman of the Board, the Lead Independent Director, or a Committee Chair, and should be directed care of Zedge, Inc.’s Corporate Secretary, Stockholder Communications, Zedge, Inc., 1178 Broadway, 3rd Floor #1450, New York, New York 10001.

The Corporate Secretary will relay correspondence (i) intended for the Board of Directors, to the Chairman of the Board, who will, in turn, relay such correspondence to the entire Board of Directors, (ii) intended for the non-employee directors to the Lead Independent Director, and (iii) intended for the Audit, Compensation, and Corporate Governance and Nominating Committees to the Chairs of such committees.

The Corporate Secretary may filter out and disregard (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that is described by one of the following categories:

•        Obscene materials

•        Unsolicited marketing or advertising material or mass mailings

•        Unsolicited newsletters, newspapers, magazines, books and publications

•        Surveys and questionnaires

•        Resumes and other forms of job inquiries

•        Requests for business contacts or referrals

•        Material that is threatening or illegal

•        Any communications or materials that are not in writing

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•        Routine questions, service and product complaints and comments that can be appropriately addressed by management

•        Routine invoices, bills, account statements and related communications that can be appropriately addressed by management

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

On May 23, 2016, each of Michael Jonas, Howard S. Jonas and Mark Ghermezian was elected as a director and continues to serve as a director. Paul Packer was elected as a director on April 1, 2020 and continues to serve as a director. Elliot Gibber and Gregory Suess were elected as directors on August 5, 2020 and continue to serve as directors. Elliot Gibber was also a director from January 17, 2018 until November 7, 2019.

Upon recommendation of the Corporate Governance and Nominating Committee, the Board nominated each of Michael Jonas, Howard S. Jonas, Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess for re-election as a director.

The Board of Directors held four meetings in Fiscal 2024. In Fiscal 2024, each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meeting of stockholders, in person or via video link. All of the current members of the Board of Directors attended the 2024 annual meeting of stockholders telephonically.

Board of Directors Leadership Structure and Risk Oversight Role

Our Chairman of the Board, Michael Jonas, provides overall leadership to the Board of Directors. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant. The Board has determined that, given Michael Jonas’ leadership skills, relationships with the members of management and other members of the Board, and prior positions in which he acted as a leader and provided oversight over different bodies, he is well suited to be the Chairman of the Board at the present time. Michael Jonas has been Chairman of the Board since November 14, 2016 and Executive Chairman since October 18, 2017, and also served as Interim Chief Executive Officer from August 31, 2019 until November 7, 2019. Howard S. Jonas, the father of Michael Jonas and current Vice-Chairman of the Board, served as Chairman of the Board from June 2, 2016 until November 14, 2016.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. The risk management oversight roles of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (each of which is comprised solely of independent directors), discussed below, provide an appropriate and effective balance to the role of the Chairman of the Board. With the oversight of the full Board of Directors, the Company’s management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy to itself that the risk management process implemented by management is adequate and functioning as designed.

The NYSE American Company Guide requires that the non-employee directors of the Company meet at least annually in executive session without the presence of non-independent directors and management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors.

Mr. Ghermezian, an independent director, has served as the “Lead Independent Director” since June 2, 2016.

As stated above, each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations and security risks. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance and Nominating Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The Audit Committee

The Audit Committee currently consists of Messrs. Suess (Chairman), Gibber and Packer. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and is also available in print to any stockholder upon request to the Corporate Secretary. The principal duties of the Audit Committee under its written charter include: (i) responsibilities associated with our external and internal audit staffing and planning; (ii) accounting and financial reporting issues associated with our financial statements and filings with the SEC; (iii) financial and accounting organization and internal controls; (iv) auditor independence and approval of non-audit services; and (v) “whistle-blower” procedures for reporting questionable accounting and audit practices. The Audit Committee held four meetings during Fiscal 2024.

The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the applicable NYSE American listing standards and the Sarbanes-Oxley Act of 2002, (ii) all of the members of the Audit Committee are financially literate, and (iii) Mr. Suess qualifies as an “audit committee financial expert,” as determined by the Board of Directors in accordance with SEC rules.

The Compensation Committee

The Compensation Committee currently consists of Messrs. Gibber (Chairman), Ghermezian and Packer. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2016 Stock Option and Incentive Plan, as amended and restated, and its predecessor, the Company’s 2008 Stock Option and Incentive Plan, as amended and restated, and recommending to the Board of Directors the nature and amount of the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee held five meetings during Fiscal 2024. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the applicable NYSE American listing standards.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently consists of Messrs. Ghermezian (Chairman), Gibber and Packer. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Corporate Governance section of our web site, http://investor.zedge.net/ZDGE/corporate_governance, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Corporate Governance and Nominating Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance and Nominating Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interest of independent directors, (iii) reviews related person transactions, and (iv) determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance and Nominating Committee held five meetings in Fiscal 2024. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee are independent within the applicable NYSE American listing standards.

The Corporate Governance and Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors; (ii) recommending candidates to fill new or vacant positions on the Board of Directors; and (iii) conducting appropriate inquiries into the backgrounds of potential candidates.

FISCAL 2024 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2024 was comprised of cash and equity compensation, consisting of awards of fully vested restricted shares of Class B Common Stock. Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess were the only non-employee directors during Fiscal 2024, all of whom served as non-employee directors during all of Fiscal 2024. Each of Messrs. Ghermezian, Gibber, Packer and Suess is a current non-employee director.

As set by the Compensation Committee, each director of the Company who is deemed to be independent receives $70,000, to be paid on each January 5th (or the next business day thereafter) for the prior 12 months, payable half in cash and half in fully vested restricted shares of Class B Common Stock.

Payments of non-employee directors’ fees are paid in January following attendance of at least 75% of the regularly scheduled Board of Directors meetings during the preceding 12-month period, and, when applicable for non-employee directors who joined the Board of Directors in such prior 12-month period, are pro-rated based on the calendar quarter in which such director joined the Board of Directors if such director attended at least 75% of the regularly scheduled board meetings for such partial period. For any non-employee director who departed from the Board of Directors during the prior 12-month period, directors’ fees are paid in January, and are pro-rated based on the number of calendar quarters that such director was a member of the Board of Directors, if such director attended 75% of the regularly scheduled board meetings for such partial period.

The Chairman of the Board may, in his or her discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. Directors are not entitled to additional compensation for serving on standing committees of the Board of Directors and are not entitled to per-meeting fees.

During Fiscal 2024, pursuant to the 2016 Plan, on January 5, 2024, the Company granted 16,355 shares of Class B Common Stock (which were fully-vested upon grant) and paid $35,000 in cash to each of Messrs. Ghermezian, Gibber, Packer and Suess for service as a non-employee director for the 12-month period ended December 31, 2023.

Director Board Retainers

Other than as described above, a retainer is not paid for serving as a non-employee director.

Committee Fees

No directors receive fees for committee service or serving as chairs of committees.

Lead Independent Director

The Lead Independent Director (currently Mr. Ghermezian) does not receive an additional fee for serving in such position.

Fiscal 2024 Director Compensation Table

The following table lists compensation for any person who served as a non-employee director during Fiscal 2024. This table does not include compensation to Howard S. Jonas or Michael Jonas, as they were not non-employee directors and did not receive any compensation for their service as directors during Fiscal 2024.

Name	Dates of Board Service During Fiscal 2024	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Mark Ghermezian	08/01/2023 – 07/31/2024	35,000	35,000	(1)	0	70,000
Elliot Gibber	08/01/2023 – 07/31/2024	35,000	35,000	(1)	0	70,000
Paul Packer	08/01/2023 – 07/31/2024	35,000	35,000	(1)	0	70,000
Gregory Suess	08/01/2023 – 07/31/2024	35,000	35,000	(1)	0	70,000

____________

(1)      Represents the grant date fair value of awards of 16,355 fully vested restricted shares of Class B Common Stock issued on January 5, 2024, computed in accordance with FASB ASC Topic 718.

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance and Nominating Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance and Nominating Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance and Nominating Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance and Nominating Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance and Nominating Committee at its next regularly scheduled meeting or to the Chairman of the Corporate Governance and Nominating Committee prior to such meeting. The Corporate Governance and Nominating Committee will evaluate all options available, including revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons; Certain Relationships

There is a father/son relationship between Howard S. Jonas, a director and Vice Chairman of the Board, and Michael Jonas, Chairman of the Board, Executive Chairman and controlling stockholder of the Company. Michael Jonas’ total compensation during Fiscal 2024 is set forth in the Summary Compensation table.

The Company and IDT Corporation entered into a Transition Services Agreement (the “TSA”), effective June 1, 2016. Howard S. Jonas is the Vice Chairman of the Board of the Company and the Chairman of the Board of IDT Corporation. Since October 25, 2016, the Company has been controlled by Michael Jonas, the son of Howard S. Jonas. Michael Jonas has been a member of our Board of Directors since May 23, 2016, Chairman of the Board since November 14, 2016 and Executive Chairman since October 18, 2017. Pursuant to the TSA, IDT provides legal services to the Company. The Company paid IDT a total of $125,000 for legal services provided by IDT pursuant to the TSA during Fiscal 2024. In addition, IDT paid the Company $81,000 for consulting services provided to IDT by a Company employee. As of July 31, 2024, the Company owed IDT $2,000 for services provided by IDT pursuant to the TSA.

A revenue sharing agreement between Zedge and IDT Corporation was approved, adopted and confirmed by the Corporate Governance Committee on June 5, 2024, pursuant to which Zedge shall receive up to 25% of the net profits generated from the advertising revenue from kiosks in bodegas served by IDT Corporation’s business. This constitutes a Related Person Transaction because Howard Jonas serves as a director of both Zedge and IDT. A sum of $10,000 was paid to Zedge by IDT in Fiscal 2024 under this arrangement.

A proposed Services Agreement between IDT Corporation and the Company, whereby the Company would provide certain services related to digital advertisement sales for National Retail Services, Inc., a subsidiary of IDT Corporation, is currently under review. If approved, this would constitute a Related Person Transaction because Howard Jonas serves as a director of both Zedge and IDT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers (who are listed in the “Executive Compensation” section, below), and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on November 21, 2024 and all shares are owned directly. Percentage ownership information is based on 524,775 shares of Class A Common Stock and 13,618,761 shares of Class B Common Stock outstanding. The ownership numbers reported for Michael Jonas assume the conversion of all 524,775 currently outstanding shares of Class A Common Stock (all of which are owned by Michael Jonas) into an equal number of shares of Class B Common Stock.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Michael Jonas	2,038,021	(1)	14.4%	58.8%
Jonathan Reich	426,740	(2)	3.1%	*
Yi Tsai	57,735	(3)	*	*
Howard S. Jonas	126,375	(4)	*	*
Mark Ghermezian	63,805	(5)	*	*
Elliot Gibber	232,875	(6)	1.7%	*
Paul Packer	133,306	(7)	*	*
Gregory Suess	38,223	(8)	—	—
All directors, Named Executive Officers and other executive officers as a group – 8 persons)	3,117,080	(9)	21.4%	61.0%

____________

*        Less than 1%.

δ        Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options which have no voting rights.

(1)      Consists of: (a) 524,775 shares of Class A Common Stock (which are convertible into shares of Class B Common Stock on a one-for-one basis) held by Michael Jonas directly; and (b) 1,513,246 shares of Class B Common Stock, consisting of: (i) 1,397,038 shares held by Michael Jonas directly; and (ii) 116,208 restricted shares which are unvested.

(2)      Consists of: (a) 25,756 shares of Class B Common Stock held by Mr. Reich directly; (b) 370,162 shares of Class B Common Stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days; and (c) 30,822 shares of Class B Common Stock held by Mr. Reich in his account in the Company’s 401(k) plan as of the date of this filing.

(3)      Consists of: (a) 4,224 shares of Class B Common Stock held by Mr. Tsai directly; (b) 37,998 shares of Class B Common Stock issuable upon the exercise of stock options currently exercisable or exercisable within 60 days, and (c) 15,513 shares of Class B Common Stock held by Mr. Tsai in his account in the Company’s 401(k) plan as of the date of this filing.

(4)      Consists of: (a) 60,495 shares of Class B Common Stock held by Howard S. Jonas directly; and (b) 65,880 shares of Class B Common Stock owned by the Jonas Foundation. The foregoing does not include: (a) 57,251 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares; and (b) 53,333 shares of Class B Common Stock owned by 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity).

(5)      Consists of: (a) 59,242 fully vested restricted shares of Class B Common Stock; and (b) 4,563 shares of Class B Common Stock owned by T5 Capital Partners LLC.

(6)      Consists of: (a) 107,193 shares of Class B Common Stock held directly by Mr. Gibber; (b) 95,682 fully vested restricted shares of Class B Common Stock; and (c) 30,000 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(7)      Consists of: (a) 38,425 fully vested restricted shares of Class B Common Stock; and (b) 94,881 shares of Class B Common Stock held by Globis Capital Partners, L.P.

(8)      Consists of fully vested restricted shares of Class B Common Stock.

(9)      Consists of the shares and options set forth above with respect to the Named Executive Officers and directors (including Michael Jonas’ shares of Class A Common Stock, which are convertible into shares of Class B Common Stock on a one-for-one basis).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2024.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or awarded by the Company for performance during Fiscal 2024 and Fiscal 2023 to each of the Company’s Chief Executive Officer and its other two executive officers (the “Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(1)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Jonathan Reich	2024	375,000		125,614					13,200	(4)	513,814
Chief Executive Officer and President(2)	2023	350,000		80,000			15,188	(3)	12,200	(4)	443,788
Michael Jonas	2024	—	(6)	50,000	380,000	(7)	—		—		430,000
Executive Chairman and Chairman of the Board(5)	2023	—		50,000	—		—		—		50,000
Yi Tsai	2024	215,000		70,000					10,846	(4)	295,846
Chief Financial Officer(7)	2023	200,000		60,000			3,473	(3)	9,858	(4)	273,331

____________

(1)      The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with those of the Company and its stockholders. The Named Executive Officers are awarded bonuses and/or equity awards based on certain accomplishments in respect of the relevant fiscal year. The Company does not target any specific proportion of total compensation in setting annual base salary, bonus compensation and equity awards. Cash bonuses include amounts paid in a subsequent fiscal year for services during the fiscal year in question. Executive officers are eligible for bonuses, in cash or equity, as determined by the Compensation Committee. Except as provided for in agreements that the Company may enter into with its executive officers (of which there are none in effect as of the date of this Proxy Statement), any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including, without limitation, the achievement of specific performance targets and our financial and business performance. The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and/or otherwise and considers them as some of the factors when determining the amounts of annual and/or other bonuses to be awarded to executive officers.

(2)      Jonathan Reich has served as Chief Executive Officer since August 5, 2020 and as President since July 12, 2011.

(3)      Represents the incremental value of options that were modified during Fiscal 2023.

(4)      Represents the value of shares of Class B Common Stock given as a matching contribution to the Company’s 401(k) Plan.

(5)      Michael Jonas has served as Executive Chairman since October 18, 2017, and Chairman of the Board since November 14, 2016. Michael Jonas also controls a majority of the voting power of the Company’s outstanding voting stock.

(6)      Michael Jonas’ base salary is paid in the form of restricted shares of Class B Common Stock that vest ratably over a three-year period. Michael Jonas’ most recent grant of restricted shares as compensation for base salary was a grant of 116,208 restricted shares of Class B Common Stock on February 8, 2024, with a vesting schedule as follows: 38,736 shares on each of February 7, 2025, February 9, 2026, and February 8, 2027.

(7)      Represents the value of a grant of restricted shares of 116,208 restricted shares of Class B Common Stock on February 8, 2024 with a vesting schedule as follows: 38,736 shares on each of February 7, 2025, February 9, 2026 and February 8, 2027.

(8)      Yi Tsai has served as Chief Financial Officer since August 5, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all equity awards made to each of the Named Executive Officers that were outstanding at the end of Fiscal 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jonathan Reich	181,616	—	1.73		05/31/2026	—		—
	60,000	—	2.27	(2)	09/28/2026	—		—
	4,898	—	2.27	(2)	11/26/2027
	60,000	—	1.965		11/06/2029	—		—
	30,000	—	1.60		01/12/2030	—		—
	33,648		1.44		10/18/2030	—		—
Michael Jonas	—	—	—		—	116,208	(3)	420,673
Yi Tsai	19,998	—	1.965		11/06/2029	—		—
	3,000		1.44		10/18/2030	—		—
	15,000		2.27	(2)	12/06/2030	—		—

____________

(1)      Market value is computed by multiplying the closing market price of one share of the Class B Common Stock on July 31, 2024, the last day that the stock was traded in Fiscal 2024 ($3.62), by the number of restricted shares of Class B Common Stock that had not vested as of July 31, 2024. Please see Note 13 — Stock-Based Compensation to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the Fiscal Year ended July 31, 2024.

(2)      On October 20, 2022, the Board unanimously approved the repricing of all outstanding and unexercised stock options granted under the 2016 Plan with exercise prices above the then current market value held by then current employees, executive officers, and consultants of the Company (the “Eligible Stock Options”). Effective October 20, 2022, the exercise price of all Eligible Stock Options was reduced to $2.27, the closing price of the Company’s Class B Common Stock on the NYSE American on October 19, 2022.

(3)      Consists of 116,208 unvested restricted shares of Class B Common Stock, of which 38,736 shares are scheduled to vest on each of February 7, 2025, February 9, 2026, and February 8, 2027.

Pay vs. Performance

The following table presents compensation information for Jonathan Reich, our chief executive officer, and the average compensation information for the other individuals named in the summary compensation table, as well as certain measures relating to Company performance.

(a) Fiscal Year(1)	(b) Summary Compensation Table Total for PEO(2) ($)	(c) Compensation Actually Paid to PEO ($)		(d) Average Summary Compensation Table Total for Non-PEO Named Executive Officers(6) ($)	(e) Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)		(f) Value of Initial Fixed $100 Investment Based on Total Shareholder Return(10) ($)	(g) Net (loss) Income (in thousands) ($)
Fiscal 2024	513,814	527,585	(3)	362,923	406,197	(7)	23.57	(9,171)
Fiscal 2023	443,788	390,301	(4)	161,666	136,051	(8)	13.67	(6,102)
Fiscal 2022	558,634	(776,596	)(5)	145,800	(746,138	)(9)	17.97	9,714

____________

(1)      Information provided for the last three completed fiscal years.

(2)      Jonathan Reich, Chief Executive Officer.

(3)      In Fiscal 2024, compensation actually paid to Mr. Reich was higher than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       An increase in the amount of $11,108 for the change in the stock’s fair value from Fiscal 2023 year-end to Fiscal 2024 year-end of awards granted prior to Fiscal 2024 that were outstanding and unvested as of Fiscal 2024 year-end, consisting of 47,908 outstanding and unvested deferred stock units (“DSUs”) that increased in fair value by $11,108.

b.       An increase in the amount of $2,663 for the change in fair value from Fiscal 2023 year-end to the vesting date of awards granted prior Fiscal 2024 that vested during Fiscal 2024, consisting of: (i) 5,742 DSUs that vested in Fiscal 2024 and decreased in value by $29; and (ii) 11,216 options to purchase shares of the Company’s Class B common stock (“options”) that vested in Fiscal 2024 and increased in value by $2,692.

(4)      In Fiscal 2023, compensation actually paid to Mr. Reich was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $26,572 for the change in fair value from Fiscal 2022 year-end to Fiscal 2023 year-end of awards granted prior to Fiscal 2023 that were outstanding and unvested as of Fiscal 2023 year-end, consisting of: (i) 53,650 outstanding and unvested DSUs that decreased in fair value by $19,169; and (ii) 11,216 outstanding and unvested options that decreased in fair value by $7,403.

b.       A deduction in the amount of $26,915 for the change in fair value from Fiscal 2022 year-end to the vesting date of awards granted prior to Fiscal 2023 that vested during Fiscal 2023, consisting of: (i) 4,350 DSUs that vested in Fiscal 2023 and decreased in fair value by $304; and (ii) 41,216 options that vested in Fiscal 2023 and decreased in fair value by $26,611.

c.       An increase in the amount of $15,188 based upon the incremental value of 64,898 options that were modified during Fiscal 2023.

(5)      In Fiscal 2022, compensation actually paid to Mr. Reich was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $498,162 for the change in fair value of 58,000 DSUs granted on September 7, 2021 that remained outstanding and unvested at Fiscal 2022 year-end.

b.       A deduction in the amount of $660,643 for the change in fair value from Fiscal 2021 year-end to Fiscal 2022 year-end of awards granted prior to Fiscal 2022 that were outstanding and unvested as of Fiscal 2022 year-end, consisting of 52,432 outstanding and unvested options that decreased in fair value.

c.       A deduction in the amount of $176,425 for the change in fair value from Fiscal 2021 year-end to the vesting date of awards granted prior to Fiscal 2022 that vested during Fiscal 2022, consisting of 41,216 options that vested in Fiscal 2022 and decreased in fair value.

(6)      Michael Jonas, Executive Chairman and Chairman of the Board, and Yi Tsai, Chief Financial Officer.

(7)      In Fiscal 2024, average compensation actually paid to the non-PEO Named Executive Officers was higher than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       An increase in the amount of $420,673 for the fair value of 116,208 shares of Class B Common Stock held by Michael Jonas that were outstanding and unvested as of Fiscal 2024 year-end, based on the closing market price of one share of the Class B Common Stock on July 31, 2024, the last day the stock was traded in Fiscal 2024 ($3.62).

b.       An increase in the amount of $479 for the change in fair value from Fiscal 2023 year-end to Fiscal 2024 year-end of awards granted prior to Fiscal 2024 that were outstanding and unvested as of Fiscal 2024 year-end, consisting of; (i) 23,954 outstanding and unvested DSUs held by Michael Jonas that increased in value by $5,554; and (ii) 19,824 outstanding and unvested DSUs held by Yi Tsai that decreased in fair value by $4,596.

c.       An increase in the amount of $17,862 for the average change in fair value from Fiscal 2023 year-end to the vesting date of awards granted prior to Fiscal 2024 that vested during Fiscal 2024, consisting of: (i) 30,864 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2024 and increased in fair value by $34,660, based on the closing market price of one share of the Class B Common Stock on July 31, 2023, the last day that the stock was in Fiscal 2023 ($2.10), and the closing market price of one share the Class B Common Stock on February 7, 2024, the vesting date of the restricted shares ($3.223); (ii) 2,871 DSUs held by Michael Jonas that vested in Fiscal 2024 and decreased in fair value by $14; (iii) 2,376 DSUs held by Yi Tsai that vested in Fiscal 2024 and decreased in fair value by $12; and (iv) 6,000 options held by Yi Tsai that vested in Fiscal 2024 and increased in fair value by $1,090.

(8)      In Fiscal 2023, average compensation actually paid to the non-PEO Named Executive Officers was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $20,498 for the average change in fair value from Fiscal 2022 year-end to Fiscal 2023 year-end of awards granted prior to Fiscal 2023 that were outstanding and unvested as of Fiscal 2023 year-end, consisting of: (i) 30,864 outstanding and unvested restricted shares of Class B Common Stock held by Michael Jonas that decreased in fair value by $20,370, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on July 31, 2023, the last day that the stock was traded in Fiscal 2023 ($2.10); (ii) 26,825 outstanding and unvested DSUs held by Michael Jonas that decreased in value by $9,585 (iii) 22,200 outstanding and unvested DSUs held by Yi Tsai that decreased in fair value by $7,932; and (iv) 6,000 outstanding and unvested options held by Yi Tsai that decreased in fair value by $3,110.

b.       A deduction in the amount of $5,117 for the average change in fair value from Fiscal 2022 year-end to the vesting date of awards granted prior to Fiscal 2023 that vested during Fiscal 2023, consisting of: (i) 30,864 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $1,852, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on February 7, 2023, the vesting date of the restricted shares ($2.70); (ii) 471 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $367, based on the closing market price of one share of the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76), and the closing market price of one share the Class B Common Stock on November 7, 2022, the vesting date of the restricted shares ($1.98); (iii) 2,175 DSUs held by Michael Jonas that vested in Fiscal 2023 and decreased in fair value by $152; (iv) 1,800 DSUs held by Yi Tsai that vested in Fiscal 2023 and decreased in fair value by $126; and (v) 12,666 options held by Yi Tsai that vested in Fiscal 2023 and decreased in fair value by $7,736.

c.       An increase in the amount of $3,473 based upon the incremental value of 15,000 options, held by Yi Tsai, that were modified during Fiscal 2023.

(9)      In Fiscal 2022, average compensation actually paid to the non-PEO Named Executive Officers was lower than the total amount disclosed in the Summary Compensation Table, due to the following:

a.       A deduction in the amount of $227,609 for the average change in fair value of DSU awards granted during Fiscal 2022 that remained outstanding and unvested at Fiscal 2022 year-end, consisting of: (i) 29,000 outstanding and unvested DSUs granted to and held by Michael Jonas that decreased in fair value by $249,081 and (ii) 24,000 outstanding and unvested DSUs granted to and held by Yi Tsai that decreased in fair value by $206,136.

b.       A deduction in the amount of $509,450 for the average change in fair value from Fiscal 2021 year-end to Fiscal 2022 year-end of awards granted prior to Fiscal 2022 that were outstanding and unvested as of Fiscal 2022 year-end, consisting of: (i) 62,199 outstanding and unvested restricted shares of Class B Common Stock held by Michael Jonas that decreased in fair value by $783,707, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on July 29, 2022, the last day that the stock was traded in Fiscal 2022 ($2.76); and (ii) 18,666 outstanding and unvested options held by Yi Tsai that decreased in fair value by $235,192.

c.       A deduction in the amount of $154,879 for the average change in fair value from Fiscal 2021 year-end to the vesting date of awards granted prior to Fiscal 2022 that vested during Fiscal 2022, consisting of: (i) 30,865 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2022 and decreased in fair value by $241,982, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on February 7, 2022, the vesting date of the restricted shares ($7.52); (ii) 470 restricted shares of Class B Common Stock held by Michael Jonas that vested in Fiscal 2022 and decreased in fair value by $1,922, based on the closing market price of one share of the Class B Common Stock on July 30, 2021, the last day that the stock was traded in Fiscal 2021 ($15.36), and the closing market price of one share the Class B Common Stock on November 7, 2021, the vesting date of the restricted shares ($11.27); and (iii) 12,666 options held by Yi Tsai that vested in Fiscal 2022 and decreased in fair value by $65,854.

(10)    Calculated based on a hypothetical $100 investment beginning at market close on July 31, 2021.

As shown by the above table, in Fiscal 2022, the compensation actually paid to our Chief Executive Officer and average compensation actually paid to our other Named Executive Officers in Fiscal 2022 were lower than the amounts set forth for those individuals in the Summary Compensation Table for Fiscal 2022, despite positive Total Shareholder Return and Company net income in the covered period. This was due, in part, to adverse market conditions that impacted the fair value of outstanding equity awards. In Fiscal 2023, the relationship between compensation actually paid and the amounts awarded in the Summary Compensation Table continued in the same manner in a fiscal year that saw decreases in Total Shareholder Return and net income (loss), as compared to Fiscal 2022. In Fiscal 2024, the relationship between compensation actually paid and the amounts awarded in the Summary Compensation Table was reversed for both our Chief Executive Officer and other Named Executive Officers in a fiscal year that saw a significant increase in Total Shareholder Return than in Fiscal 2023 despite a net loss that was greater than in Fiscal 2023. The increases in actual compensation was due to the increase in the value of unvested equity award granted in prior periods, which explains the correlation with Total Shareholder Return.

The cash component of our executive compensation is based on a number of factors, including, in the case of bonus compensation, goals for the Company and for individual executive officers that are set early in the fiscal year by the Compensation Committee of our Board of Directors. Those goals typically include specific financial metrics as well as other qualitative and quantitative factors related to operational and other matters. Following the end of each fiscal year, management reports to the Compensation Committee regarding actual performance relative to the goals, the contribution of each executive officer related to the goals set for the Company and the relevant executive and other factors regarding the performance of the executive officers and makes recommendations regarding various elements of compensation. The Compensation Committee then determines the compensation to be awarded.

Executive officers are also granted equity awards in securities of the Company from time to time to directly align their interests with those of the Company and its, options and deferred stock units which may have performance-based vesting criteria in addition to time-based vesting criteria. Those vesting criteria may include metrics related to market capitalization or stock price which tends to further a positive correlation between compensation and Total Shareholder Return.

While all of the specific factors that drive compensation decisions may not directly correlate with our net income or Total Shareholder Return, many of the criteria used tend to impact compensation as well as Total Shareholder Return and that contributes to the correlation shown in the table above.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Certificate of Incorporation, the authorized number of members of the Board of Directors will be set by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at six. There are currently six directors on the Board of Directors: Michael Jonas (Chairman of the Board and Executive Chairman of the Company), Howard S. Jonas (Vice Chairman of the Board), Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess. The current terms of all of the serving directors expire at the Annual Stockholders Meeting. All of the current directors are standing for re-election at the Annual Stockholders Meeting.

The nominees to the Board of Directors are Michael Jonas, Howard S. Jonas, Mark Ghermezian, Elliot Gibber, Paul Packer and Gregory Suess, each of whom has consented to be named in this Proxy Statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2026 annual meeting of stockholders, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Stockholders Meeting shall elect each director. Stockholders may not vote for more than six persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Corporate Governance and Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Michael Jonas has been our Executive Chairman since October 2017. He also served as our Interim Chief Executive Officer from August 2019 until November 7, 2019. Michael Jonas has been the Chairman of our Board of Directors since November 14, 2016 and a member of our Board of Directors since May 23, 2016. He also served as Executive Vice President of Genie Energy from May 2014 until November 2018, and Director of Global Exploration and Business Development of Genie Energy from August 2014 until November 2018, and Chief Executive Officer of Genie Oil Development from May 2015 until November 2019. From November 2005 through December 2011, Michael Jonas served IDT Corporation in various positions such as analyst, vice president and manager of international business. Michael Jonas is a founding member of the Mongolian Oil Shale Association. Michael Jonas is our controlling stockholder, and the son of Howard S. Jonas, Vice-Chairman of our Board of Directors.

Key Attributes, Experience and Skills:

Michael Jonas has served as an executive officer of growing businesses and has managed development efforts for larger organizations. His experience in overseeing operations in growth mode will bring hands-on experience to the Board of Directors and guidance to management in executing the Company’s growth plan.

Howard S. Jonas has been the Vice-Chairman of our Board of Directors since November 14, 2016. He was our Chairman of the Board from June 2, 2016 until November 14, 2016 and has been a member of our Board of Directors since May 23, 2016. Mr. Jonas founded IDT Corporation (“IDT”) in August 1990 and has served as its Chairman of the Board of Directors since its inception. Howard S. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013 and from December 1991 until July 2001. Mr. Jonas is also the founder and has been President of Jonas Media Group (formerly Jonas Publishing) since its inception in 1979. From January 2014 until November 2017, Mr. Jonas served as the Chief Executive Officer of Genie Energy Ltd, a former subsidiary of IDT that was spun off to stockholders in October 2011; and has served as Chairman of the Board of Directors of Genie Energy since the spin-off. Howard S. Jonas also serves as the Chairman of the Board and, until April 2020, the Chief Executive Officer of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009. Mr. Jonas also has served as the Chairman of the Board of Rafael Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in March 2018, since the spin-off, and also as the Chief Executive Officer until May 2021. Howard S. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As Chairman of the Board of each of IDT Corporation, Genie Energy, Rafael Holdings and IDW Media Holdings, Howard S. Jonas brings to the Board of Directors extensive and detailed knowledge of all aspects of the Company. He has extensive knowledge of the industry in which the Company operates. In addition, having Howard S. Jonas on the Board of Directors and as Vice-Chairman provides the Company with effective leadership.

Mark Ghermezian has served as a director since May 23, 2016. Mr. Ghermezian is a serial entrepreneur and successful investor with 20+ years of experience in founding, building, and investing in early-stage SaaS startups. Before becoming the Founder and General Partner at m]x[v Capital, Mr. Ghermezian co-founded Braze (Nasdaq: BRZE) and led the company as its founding CEO, pioneering a new category from ideation to IPO (Braze completed an initial public offering in November 2021). As an angel investor, Mr. Ghermezian was an early investor in companies such as Nutanix, Lattice, Thoughtspot, Rubrik, and Riskified, along with 50 other investments, largely focused on SaaS, experiencing several IPOs, unicorns, and successful exits. At m]x[v Capital, Mr. Ghermezian is proud to be a mentor to his founders and entrepreneurs, offering his experience and expertise to help their companies realize the same success.

Key Attributes, Experience and Skills:

Mr. Ghermezian, a serial entrepreneur, is a well-recognized leader in the world of marketing automation and he brings to the Board of Directors extensive knowledge of the mobile apps eco-system. Besides his industry-specific experience, his work on the investment side, both as a fund manager and writer and speaker, will benefit the Company.

Elliot Gibber has served as a director since August 5, 2020 and was also a director from January 17, 2018 until November 7, 2019. Mr. Gibber served as the Interim Chief Executive Officer from November 7, 2019 to August 5, 2020. Mr. Gibber is President and Chief Executive Officer of Deb El Food Products, a significant company in the egg products business in the United States and worldwide. Mr. Gibber was also Chairman of the United Egg Association, keeping in constant communication with its membership and pushing initiatives that were good for the U.S. egg products industry. He has lent his egg product expertise to the American Egg Board as a Board Director and as a member of the Food Technology Advisory Council. Over the last ten years, Mr. Gibber has become an active investor in the real estate, high tech and medical technologies markets. Mr. Gibber is also actively involved in numerous non-profit organizations and serves on the Board of Trustees of the Orthodox Union, Yeshiva University, Rabbi Isaac Elchanan Theological Seminary (RIETS) and Albert Einstein College of Medicine. In 2008, Elliot was awarded with an Honorary Doctorate degree from Yeshiva University.

Key Attributes, Experience and Skills:

Mr. Gibber has led his company towards significant expansion and has assisted many other companies in accelerating their growth. Drawing upon his wealth of experience, Mr. Gibber is well-equipped to assist in the ongoing development of the Company.

Paul Packer has served as a director since April 1, 2020. Mr. Packer founded Globis Capital Advisors LLC (“Globis”), an investment advisory, in 2001. Globis invests in startups, micro and small-cap companies with a focus on hi-tech. Mr. Packer was appointed and designated as Chairman of The United States Commission for the Preservation of America’s Heritage Abroad by President Donald J. Trump in 2017 and reappointed to that position in 2019. Mr. Packer also serves as a director on the board of Elementor Ltd., a privately held company that offers an intuitive, front-end site builder for WordPress and had served as a director on the board of Wakingapp Ltd. prior to its sale to Scope AR in 2019. Mr. Packer previously served on the board of directors of Penguin Digital before it was acquired by Shutterfly.

Key Attributes, Experience and Skills:

Mr. Packer’s significant experience as an investor and fund manager provides the Board with valuable insight into and perspectives on international financial, investment management and market matters. During his nearly 20 years of experience with Globis, he has developed a deep understanding of capital structure, strategic planning, mergers and acquisitions and wide-ranging management expertise. Mr. Packer understands the concerns and interests of institutional investors and provides input to the Board of Directors and management from that perspective.

Gregory Suess has served as a director since August 5, 2020. Mr. Suess is a founding partner of Activist Artists Management, LLC (“Activist.co”), a full-service management and consulting company. Prior to Activist.co, Mr. Suess co-founded ROAR, which was one of Hollywood’s leading entertainment management companies while under his leadership. Since February 2022, Mr. Suess has been a Senior Advisor at the law firm of Bradley Arant Boult Cummings LLP, and prior to that was with Glaser, Weil, Fink, Howard, Jordan & Shapiro for more than 24 years. Mr. Suess holds a Bachelor of Science from the University of Southern California (Lloyd Greif Center for Entrepreneurial Studies) and holds a JD/MBA from Pepperdine University.

Key Attributes, Experience and Skills:

Mr. Suess brings extensive state and federal legal expertise from his experience as a practicing attorney representing diverse clients. His business experience in the entertainment industry provides the Board of Directors with valuable perspectives on business opportunities in the entertainment industry as the Company seeks to expand beyond phone personalization.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Executive Officers, Directors, Director Nominees and Named Executive Officers

The executive officers, directors, director nominees and Named Executive Officers of the Company are as follows:

Name	Age	Position
Jonathan Reich	58	Chief Executive Officer, President and Named Executive Officer
Yi Tsai	68	Chief Financial Officer and Named Executive Officer
Michael Jonas	41	Executive Chairman, Chairman of the Board, Director, Director Nominee and Named Executive Officer
Howard S. Jonas	68	Vice-Chairman of the Board, Director and Director Nominee
Mark Ghermezian	42	Director and Director Nominee
Elliot Gibber	73	Former Interim Chief Executive Officer, Director and Director Nominee
Paul Packer	53	Director and Director Nominee
Gregory Suess	52	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers, whose information is set forth above in Proposal No. 1:

Jonathan Reich has served as our Chief Executive Officer since August 5, 2020 and as our President since July 12, 2011. Mr. Reich also served as our Chief Operating Officer from July 12, 2011 to August 5, 2020 and as our Chief Financial Officer from March 7, 2016 to August 5, 2020. From 2007 to 2014, Mr. Reich served as President of Fabrix Systems, Inc. and, from 1999 to 2007, he served in various positions at Net2Phone, Inc., culminating with him serving as Chief Executive Officer of Net2Phone Global Services. Mr. Reich has been a director at the non-profit organization, Hand-in-Hand, since 2005. Mr. Reich received a B.S. and M.S. in Operations Research from Columbia University’s School of Engineering and Applied Science in 1989 and 1993, respectively.

Yi Tsai has served as our Chief Financial Officer and Treasurer since August 5, 2020. Mr. Tsai served as our Controller from August 2017 to August 2020. Previously, Mr. Tsai served as Chief Financial Officer of Peerless Systems Corporation, a NASDAQ-listed company, from November 2012 until its sale to a financial buyer in February 2015. Mr. Tsai began his career in public accounting and held positions of increasing responsibility with various financial institutions and multinational corporations. Mr. Tsai is a CPA and holds a BS in Accounting from National Taipei University and an MBA in Finance from Case Western Reserve University’s Weatherhead School of Management.

Relationships among Directors or Executive Officers

Howard S. Jonas and Michael Jonas are father and son. There are no other familial relationships among any of the directors or executive officers of the Company.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JULY 31, 2025

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2025.

UHY is the Company’s current independent registered public accounting firm and has served the Company as its independent registered public accounting firm since July 12, 2019. UHY was the Company’s independent registered public accounting firm for Fiscal 2024. The Audit Committee of the Board of Directors has appointed UHY as the Company’s independent registered public accounting firm for Fiscal 2025.

Neither the Company’s governing documents nor applicable law require stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will review any future selection of UHY. Even if UHY’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives for UHY will be present by phone at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF UHY
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JULY 31, 2025.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
2016 STOCK OPTION AND INCENTIVE PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 2016 Stock Option and Incentive Plan (the “2016 Plan”) that will increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 100,000. The Compensation Committee approved the proposed amendments to the 2016 Plan on November 19, 2024, and the Board of Directors adopted the proposed amendment to the 2016 Plan on November 19, 2024, subject to stockholder approval at the Annual Stockholders Meeting.

The Board of Directors believes that the proposed amendment to increase the number of shares of Class B Common Stock available for the grant of awards thereunder by 100,000 is necessary in order to provide the Company with a sufficient reserve of shares of Class B Common Stock for future grants needed to attract and retain the services of key employees, directors and consultants of the Company essential to the Company’s long-term success.

The proposed amendment has been approved by the Compensation Committee and the Board of Directors, and is being submitted for a stockholder vote in order to enable the Company to grant, among other equity grants permitted pursuant to the 2016 Plan, options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and because such approval may be required or advisable in connection with (i) the provisions set forth in Rule 16b-3 promulgated under the Exchange Act and (ii) the rules and regulations applicable to NYSE American-listed companies.

The following description of the 2016 Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the 2016 Plan, as proposed to be amended. A copy of the 2016 Plan, as proposed to be amended by this Proposal, is attached hereto as Exhibit A and has been filed with the SEC with this Proxy Statement.

DESCRIPTION OF THE 2016 PLAN

Pursuant to the 2016 Plan, officers, employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards of stock options, restricted stock and deferred stock units. Options granted under the 2016 Plan may be ISOs or non-qualified stock options (“NQSOs”). Restricted stock and deferred stock units may be granted in addition to, or in lieu of, any other award made under the 2016 Plan.

The maximum number of shares reserved for the grant of awards under the 2016 Plan is 2,531,000 shares of Class B Common Stock (2,631,000 if Proposal No. 3 is approved). Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company’s authorized but unissued capital stock or from capital stock reacquired by the Company.

The Compensation Committee administers the 2016 Plan. Subject to the provisions of the 2016 Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the number and class of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the 2016 Plan and may at any time adopt such rules and regulations for the 2016 Plan as it deems advisable, including the delegation of certain of its authority. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant.

An option may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the “Fair Market Value” (as defined in the 2016 Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to “Ten Percent Stockholders” of the Company (as defined in the 2016 Plan). The Compensation Committee may provide for the payment of the option price in cash, by delivery of Class B Common Stock having a Fair Market

Value equal to such option price, by a combination thereof or by any other method. Options granted under the 2016 Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a “Change in Control,” a “Corporate Transaction” or a “Related Entity Disposition” (in each case, as defined in the 2016 Plan).

The Compensation Committee may also reprice any Option, without the approval of the stockholders of the Company, by: (i) lowering the Option Price of an Option after it is granted when its Option Price exceeds the then Fair Market Value of a share of Class B Common Stock, (ii) cancelling an Option at a time when its Option Price exceeds the then Fair Market Value of a share of, in exchange for another Option, Restricted Stock, payments in cash or any combination of another Option, Restricted Stock or payments in cash, or (iii) other action or series of actions that has the same or similar effect to the foregoing.

On each January 5th (or the next business day if the applicable day is not a business day), each of the Company’s independent, non-employee directors (as defined in the 2016 Plan) who is determined to be independent shall automatically be awarded $35,000, payable in fully vested restricted shares of Class B Common Stock based on the average closing prices of the Class B Common Stock on the NYSE American for the month preceding the date of grant as compensation for his or her service for the prior twelve months. New non-employee directors who are determined to be independent will receive a pro-rata amount (based on the number of quarters of service for such calendar year since their election to the Board) of such annual grant on their first January 5th as an independent, non-employee director. Such awards of restricted shares of Class B Common Stock shall vest in full immediately upon grant.

The 2016 Plan provides for the granting of restricted stock awards, which are awards of shares of Class B Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “restricted period”). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

During the restricted period for a restricted stock award, the grantee will be entitled to receive dividends with respect to, and to vote, the shares of restricted stock awarded to him or her. If, during the restricted period, the grantee’s service with the Company terminates, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The 2016 Plan further provides for the granting of deferred stock units, which are awards providing a right to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions and a restricted period as the Compensation Committee determines. The Compensation Committee may also impose such other conditions and restrictions, if any, on the payment of shares as it deems appropriate, including the satisfaction of performance criteria. All deferred stock awards become fully vested in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

The grantee of a deferred stock unit will not be entitled to receive dividends or vote the underlying shares until the underlying shares are delivered to the grantee. The Compensation Committee has the authority, without the approval of the stockholders of the Company, to amend or cancel any or all outstanding restrictions prior to the end of the restricted period, including modification or cancellation of restrictions in connection with certain performance criteria and/or types of termination of service.

The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 2016 Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company’s stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

No awards may be granted under the 2016 Plan after May 23, 2026, ten years from the Board’s adoption of the 2016 Plan.

ISOs are not assignable or transferable except by the laws of descent and distribution. NQSOs may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs are permitted to transfer such NQSOs for no consideration to such holder’s “family members” (as defined in Form S-8) with the prior approval of the Compensation Committee.

The Company cannot now determine the number of options or other awards to be granted in the future under the 2016 Plan to executive officers, directors, employees and consultants.

Federal Income Tax Consequences of Awards Granted under the 2016 Plan

The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the 2016 Plan:

Incentive Stock Options.    ISOs granted under the 2016 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of Class B Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period — thereby making a “disqualifying disposition” — the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering shares of Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Class B Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options.    Non-qualified stock options granted under the 2016 Plan are options that do not qualify as ISOs. A participant who receives an NQSO will not recognize any taxable income upon the grant of such NQSO. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Class B Common Stock at the time of exercise over (ii) the exercise price.

The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NQSO by delivering shares of Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards.    With respect to other awards under the 2016 Plan that are settled either in cash or in shares of Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of Class B Common Stock received. Thus, participants generally will not recognize income upon the grant of a deferred stock unit, and will instead recognize ordinary income when shares of Class B Common Stock are delivered in satisfaction of such award.

With respect to restricted stock awards under the 2016 Plan that are restricted to transferability and subject to a substantial risk of forfeiture — absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”) — a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of Class B Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Class B Common Stock or other property under the 2016 Plan will generally be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying withholding tax liabilities that arise with respect to the delivery of cash or property (or vesting thereof), the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that would otherwise be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control.    In general, if the total amount of payments to a participant that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including awards under the 2016 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.    With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or the disqualifying disposition of stock purchased pursuant to an ISO).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT TO THE COMPANY’S 2016 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Company is asking its stockholders to cast an advisory vote on the compensation of the “Named Executive Officers” identified in the Fiscal 2024 Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement. This vote is advisory and not binding on the Company; however, it will provide feedback concerning its executive compensation program.

The Compensation Committee believes that the Company’s executive compensation program implements and achieves the goals of its executive compensation philosophy. That philosophy, which is set by the Compensation Committee, is designed to attract and retain qualified and motivated personnel and align their interests with the short-term and long-term goals of the Company and with the best interests of its stockholders. The Company’s compensation philosophy is to provide compensation to attract the individuals necessary for its current needs and growth initiatives and provide them with the proper incentives to motivate those individuals to achieve its long-term plans.

The three broad components of the Company’s executive officer compensation are base salary, annual cash incentive bonuses awards, and long-term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of the Company’s overall compensation policy. Additionally, the Compensation Committee, in conjunction with our Board of Directors, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. Notably, a portion of the long-term equity-based incentive awards includes performance-based vesting triggers that tie the executives’ financial rewards to the achievement of pre-established performance metrics, ensuring alignment with the Company’s long-term success. The Compensation Committee believes that the Company’s current compensation plans are competitive and reasonable.

The compensation of the Named Executive Officers was set by the Company’s Compensation Committee of the Board of Directors of the Company after discussions with management about the recommended levels and components of compensation for each of the individuals.

Stockholders are urged to read the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that the Company’s executive compensation program aligns our executives’ compensation with the Company’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to the Company’s long-term success. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Stockholders Meeting:

“RESOLVED, that the stockholders of Zedge, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote. The Compensation Committee will consider stockholders’ concerns and take them into account in future determinations concerning the Company’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL,
ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS, AS STATED IN THE ABOVE RESOLUTION.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company adopted the 2016 Plan, pursuant to which, among other things, options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock may be awarded.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company as of July 31, 2024.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	867,000	$1.81	346,000
Equity compensation plans not approved by security holders	—	—	—
Total	867,000	$1.81	346,000

____________

(1)      Reflects all outstanding options for shares of Class B Common Stock as of July 31, 2024.

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY LLP (“UHY”) is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since February 7, 2023. The Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives for UHY will be present at the Annual Stockholders Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered for Fiscal 2024 and Fiscal 2023.

Fiscal Year Ended July 31	2024	2023
Audit Fees(1)	$320,450	$250,675
Audit-Related Fees
Tax Fees
All Other Fees
Total	$320,450	$250,675

____________

(1)      Audit Fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K, reviews of financial statements included in the Company’s Form 10-Qs, fees related to administration fees, and a statutory audit fee for GuruShots for the audit performed by a UHY affiliate located in Israel.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s function is more fully described in its charter, which can be found in the Corporate Governance section of the Company’s web site, http://investor.zedge.net/ZDGE/corporate_governance. The Audit Committee reviews its charter on a no less than annual basis. The Board of Directors, with input from its Corporate Governance Committee, annually reviews the NYSE American listing standards’ definition of independence for Audit Committee members, questionnaires completed by the Audit Committee members and all information available to the Board of Directors and Corporate Governance Committee regarding relationships that could reasonably be expected to impact independence in accordance with those standards. At meetings held on October 28, 2024, the Corporate Governance Committee determined and recommended to the Board of Directors that it determine, and based in part on that recommendation, the Board of Directors determined, that each member of the Audit Committee meets the relevant standards. In addition, the Corporate Governance Committee annually reviews the definitions of financial literacy under the relevant portion of the NYSE American listing standards, and of Audit Committee financial expert under SEC rules, with the information provided in the completed questionnaires to make determinations and recommendations to the Board of Directors. The Board of Directors, with input from its Corporate Governance Committee, has also determined that each of Gregory Suess, Elliot Gibber and Paul Packer is financially literate in accordance with the NYSE American listing standards and that Gregory Suess qualifies as an “audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

The Company’s independent registered public accounting firm for Fiscal 2024 was UHY LLP (“UHY”). UHY is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating and, when appropriate, replacing, the Company’s independent registered public accounting firm, and evaluates, based on the information available to it, the independence of that firm. The Audit Committee has the authority to engage its own outside counsel and other advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

The Audit Committee members are not professional accountants or auditors, and the function of the Audit Committee is not intended to duplicate or to certify the activities of the Company’s management or the Company’s independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives or develops, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal controls over financial reporting, audit and other matters. In each of the first three quarters of fiscal 2024, the Audit Committee met with the Company’s independent registered public accounting firm and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings news releases and quarterly filings made with the Securities and Exchange Commission. The Company’s management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent registered public accounting audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. The Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company, the Board or the Audit Committee regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm can be retained to perform non-audit services. In accordance with the Audit Committee charter and requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services, and other services.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended July 31, 2024, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2024. UHY has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with UHY and management that firm’s independence. The Audit Committee has also reviewed and discussed with UHY the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended July 31, 2024 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Gregory Suess, Chairman
Elliot Gibber
Paul Packer

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2026 Annual Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with its 2026 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 1178 Broadway, 3rd Floor #1450, New York, New York 10001, which proposals must be received at such address no later than August 4, 2025. In addition, any stockholder proposal submitted with respect to the Company’s 2026 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after October 20, 2025.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than November 16, 2025, or not later than the date that is 60 days prior to the one-year anniversary of the Annual Meeting if such meeting takes place on any day other than January 15, 2026.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024 may be obtained by contacting Zedge Investor Relations, by phone at (330) 577-3424, or by mail addressed to Zedge Investor Relations at 1178 Broadway, 3rd Floor #1450, New York, New York 10001.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Stockholders Meeting. If any other business is properly brought before the Annual Stockholders Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
November 25, 2024
Joyce J. Mason
Corporate Secretary

Exhibit A

ZEDGE, INC.
AMENDED AND RESTATED
2016 STOCK OPTION AND INCENTIVE PLAN
Adopted as of May 23, 2016

(Amended and Restated effective November 19, 2024)

1.      Purpose; Types of Awards; Construction.

The purpose of the Zedge, Inc. 2016 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, employees, directors and consultants of Zedge, Inc. (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as executive officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and shall be interpreted in a manner consistent with the requirements thereof.

2.      Definitions.

As used in the Plan, the following words and phrases shall have the meanings indicated:

(a)         “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(b)         “Board” shall mean the Board of Directors of the Company.

(c)         “Change in Control” means a change in ownership or control of the Company effected through either of the following:

(i)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Class B Common Stock, or (D) directly or directly by: (i) any person who, as of November 22, 2022, owned more than 25% of the combined voting power of the Company’s then outstanding voting securities, (ii) one or more trusts solely for the benefit of such person and/or any Family Member(s) of such person, or (iii) one or more entities that are directly or indirectly controlled by such person and/or any Family Member(s) of such person or (E) as otherwise reasonably determined by the Committee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities.

(d)         “Class B Common Stock” shall mean shares of Class B Common Stock, par value $.01 per share, of the Company.

(e)         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)          “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.

(g)         “Company” shall mean Zedge, Inc., a corporation incorporated under the laws of the State of Delaware, or any successor corporation.

(h)         “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant (except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, short-term disability, maternity leave, military leave (including without limitation service in the National Guard or the Army Reserves) and any other personal leave approved by the Company or the Committee. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(i)          “Corporate Transaction” means any of the following transactions:

(i)     a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)    a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(j)          “Deferred Stock Units” mean a Grantee’s rights to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(k)         “Disability” shall mean cause for termination of a Grantee’s employment or service due to a determination that the Grantee is disabled in accordance with a long-term disability insurance program maintained by the Company or a total and permanent disability as defined in Code Section 22(e)(3).

(l)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)        “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any person sharing the household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than 50% of the voting interests.

(n)         “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of Class B Common Stock on the national securities exchange on which the Class B Common Stock is principally traded for the last preceding date on which there was a sale of Class B Common Stock on such exchange, or (ii) if the shares of Class B Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Class B Common Stock in such market, or (iii) if the shares of Class B Common Stock are not then readily tradable on an established securities market, such value as the Committee, in its sole discretion, shall determine, provided however that such determination (A) with respect to Nonqualified Stock Options, shall be in good faith using a “reasonable application of a reasonable valuation method” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iv)(B), and (B) with respect to Incentive Stock Options, shall be in a manner that satisfies the applicable requirements of Code Section 422.

(o)         “Grantee” shall mean a person who receives a grant of Options, Restricted Stock or Deferred Stock Units under the Plan.

(p)         “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(q)         “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(r)          “Insider Trading Policy” shall mean the Insider Trading Policy of the Company, as may be amended from time to time.

(s)          “Non-Employee Director” means an independent member of the Board, as determined by the Board, who is not an employee of the Company or any Subsidiary.

(t)          “Non-Employee Director Annual Grant” shall mean an award of a number of shares of Restricted Stock with a value of $35,000 based on the average closing prices of the Class B common stock on the NYSE American for the calendar month preceding the date of grant.

(u)         “Non-Employee Director Grant Date” shall mean January 5 of the applicable year (or the following business day if January 5 is not a business day).

(v)         “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(w)        “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Class B Common Stock.

(x)         “Option Agreement” shall have the meaning set forth in Section 6 of the Plan.

(y)         “Option Price” shall mean the exercise price of the shares of Class B Common Stock covered by an Option.

(z)         “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(aa)        “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly. The term “substantial ownership interest” means the possession, directly or indirectly, of the power to direct the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(bb)       “Restricted Period” shall have the meaning set forth in Section 9(b) of the Plan.

(cc)        “Restricted Stock” means shares of Class B Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(dd)       “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

(ee)        “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

(ff)         “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(gg)       “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(hh)       “Tax Event” shall have the meaning set forth in Section 15 of the Plan.

(ii)         “Ten Percent Stockholder” shall mean a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total number of shares or of the combined voting power, in each case, of all classes of stock of the Company or any Parent.

3.      Administration.

(a)         The Plan shall be administered by the Committee.

(b)         The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Restricted Stock and Deferred Stock Units; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine the purchase price of the shares of Class B Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)         All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d)         The Committee may delegate to one or more executive officers of the Company the authority to (i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards and (iii) to make interpretations of the Plan. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to any such executive officer or executive officers of the Company pursuant to this Section 3(d), and such executive officer or executive officers grant awards pursuant to such delegated authority, references in the Plan to the “Committee” as they relate to such awards shall be deemed to refer to such executive officer or executive officers, as applicable.

4.      Eligibility.

Awards may be granted to executive officers, employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Non-Employee Directors hereunder, awards shall be granted to Non-Employee Directors pursuant to Section 10 of the Plan. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.      Stock.

(a)         The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan shall be 2,631,000, all of which may, but need not, be issued with respect to Incentive Stock Options, subject to adjustment as provided in Section 11 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b)         If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited without having been exercised in full, the shares of Class B Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

6.      Terms and Conditions of Options.

(a)         OPTION AGREEMENT.    Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director’s service as a member of the Board or a consultant’s service shall be deemed to be employment with the Company.

(b)         NUMBER OF SHARES.    Each Option Agreement shall state the number of shares of Class B Common Stock to which the Option relates.

(c)         TYPE OF OPTION.    Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d)         OPTION PRICE.    Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 9 of the Plan.

(e)MEDIUM AND TIME OF PAYMENT.    The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Class B Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Class B Common Stock including a cashless exercise procedure through a broker-dealer or otherwise; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f)          TERM AND EXERCISABILITY OF OPTIONS.    Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) of the Plan. An Option may be exercised, as to any or all full shares of Class B Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the administrator designated by the Company, specifying the number of shares of Class B Common Stock with respect to which the Option is being exercised.

(g)         TERMINATION OF CONTINUOUS SERVICE.    Except as expressly provided for in an applicable Option Agreement or as provided in this Section 6(g) and in Section 6(h) of the Plan, an Option may not be exercised unless the Grantee is then in the employ of, or maintaining a director or consultant relationship with, or otherwise a service provider to, the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service with the Company or any Subsidiary since the date of grant of the Option. In the event that the Continuous Service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within one hundred eighty (180) days after the date of termination (or such different period as the Committee or the applicable Option Agreement shall prescribe).

(h)         DEATH, DISABILITY OR RETIREMENT OF GRANTEE.    Unless otherwise expressly provided for in an Option Agreement, if a Grantee shall die while providing Continuous Service or if the Grantee’s Continuous Service shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within three hundred sixty five (365) days after the death or Disability of the Grantee (or such different period as the applicable Option Agreement or the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the Continuous Service of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the applicable Option Agreement or the Committee shall prescribe).

(i)          Notwithstanding anything to the contrary herein, the Committee may reprice (or undertake any program or other action that is considered to be a repricing under formal or informal guidance issued by the exchange or market on which the Company’s Class B Common Stock then trades or is quoted) any Option without the approval of the stockholders of the Company. For this purpose, “reprice” means: (i) lowering the Option Price of an Option after it is granted when its Option Price exceeds the then Fair Market Value of a share of Class B Common Stock, (ii) cancelling an Option at a time when its Option Price exceeds the then Fair Market Value of a share of , in exchange for another Option, Restricted Stock, payments in cash or any combination of another Option, Restricted Stock or payments in cash, or (iii) other action or series of actions that has the same or similar effect to the foregoing.

(j)          OTHER PROVISIONS.    The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.      Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 of the Plan.

8.      Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 of the Plan:

(a)         LIMITATION ON VALUE OF SHARES.    To the extent that the aggregate Fair Market Value of shares of Class B Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Class B Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

(b)         TEN PERCENT STOCKHOLDER.    In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Class B Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.      Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible executive officer, employee, director or consultant of the Company or of any Subsidiary. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)         NUMBER OF SHARES.    Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b)         RESTRICTIONS.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including, but not limited to, the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Company may, at its option, maintain issued shares in book entry form. Certificates, if any, for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, any such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)         FORFEITURE.    Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 9) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary, and such shares shall become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(d)         OWNERSHIP.    During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 9, including the right to receive dividends with respect to such shares and to vote such shares.

(e)         ACCELERATED LAPSE OF RESTRICTIONS.    Upon the occurrence of any of the events specified in Section 12 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 12. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

9A.    Deferred Stock Units.

The Committee may award Deferred Stock Units to any outside director, eligible employee or consultant of the Company or of any Subsidiary. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)  NUMBER OF SHARES.    Each Agreement for Deferred Stock Units shall state the number of shares of Class B Common Stock to be subject to an award.

(b)  RESTRICTIONS.    Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Class B Common Stock are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c)  FORFEITURE.    Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or such Subsidiary.

(d)  OWNERSHIP.    Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

(e)  ACCELERATED LAPSE OF RESTRICTIONS.    Upon the occurrence of any of the events specified in Section 12 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any Deferred Stock Units awarded under the Plan shall lapse as of the applicable date set forth in Section 12. The Committee shall have the authority, without the approval of the Stockholders of the Company, (and the Agreement may so provide) to amend or cancel all or any portion of any outstanding restrictions including, but not limited to, restrictions in connection with certain performance criteria and/or types of termination of service, prior to the expiration of any restricted period with respect to any or all of the shares of Deferred Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

10.    Non-Employee Director Restricted Stock.

The provisions of this Section 10 shall apply only to certain grants of Restricted Stock to Non-Employee Directors, as provided below. Except as set forth in this Section 10, the other provisions of the Plan shall apply to grants of Restricted Stock to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan and this Section 10, a Non-Employee Director’s service as a member of the Board or the board of directors of any Subsidiary shall be deemed to be employment with the Company.

(a)         GENERAL.    Non-Employee Directors shall receive Restricted Stock in accordance with this Section 10. Restricted Stock granted pursuant to this Section 10 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of vesting by the Committee. Unless determined otherwise by the Committee, Non-Employee Directors shall not receive separate and additional grants hereunder for being a Non-Employee Director of (i) the Company and a Subsidiary or (ii) more than one Subsidiary.

(b)         INITIAL GRANTS OF RESTRICTED STOCK.    A Non-Employee Director who first becomes a Non-Employee Director shall receive a pro-rata amount (based on quarter(s) of service following the date the Non-Employee Director was appointed as a Non-Employee Director on the next Non-Employee Director Annual Grant.

(c)         ANNUAL GRANTS OF RESTRICTED STOCK.    On the Non-Employee Director Grant Date, each Non-Employee Director who attended at least 75% of the regularly scheduled meetings of the Board of Directors during the previous calendar year shall receive a Non-Employee Director Annual Grant; provided, however that a Non-Employee Director first appointed during the previous calendar year shall receive only the initial grant of restricted stock as set forth in Section 10(b). Upon departure, a Non-Employee Director shall receive a pro-rata amount (based on quarter(s) of service) on the Non-Employee Director Grant Date following his/her departure.

(d)         VESTING OF RESTRICTED STOCK.    Restricted Stock granted under this Section 10 shall be fully vested upon grant.

11.    Effect of Certain Changes.

(a)         ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Class B Common Stock available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b)         CHANGE IN CLASS B COMMON STOCK.    In the event of a change in the Class B Common Stock as presently constituted that is limited to a change of all of its authorized shares of Class B Common Stock, into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class B Common Stock within the meaning of the Plan.

12.    Corporate Transaction; Change in Control; Related Entity Disposition.

(a)         CORPORATE TRANSACTION.    In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options under the Plan shall terminate, unless otherwise determined by the Committee. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b)         CHANGE IN CONTROL.    In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c)RELATED ENTITY DISPOSITION.    The Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company). Unless otherwise determined by the Committee, the Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

(d)         SUBSTITUTE AWARDS.    The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees, consultants or directors of another entity who become employees, consultants or directors of the Company or any Subsidiary by reason of a merger or consolidation of such entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of such entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 of the Plan.

13.    Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from May 23, 2016, the date the Board adopted the Plan.

14.    Transferability of Awards.

(a)         Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b)         Nonqualified Stock Options shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options shall be transferable by a Grantee as a gift to the Grantee’s “family members” (as defined in Form S-8) under such terms and conditions as may be established by the Committee; provided that the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer (including, without limitation, the Insider Trading Policy) and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 15 hereof.

(c)         The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

(d)         Each Grantee who receives an award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities. By way of example, and not limitation, Restricted Stock shall remain subject to the Insider Trading Policy after the Restricted Period and Deferred Stock Units shall remain subject to the Insider Trading Policy after settlement and/or payment thereof.

15.    Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, the expiration of a Restricted Period or settlement and/or payment of a Deferred Stock Unit (each a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Unless determined otherwise by the Committee, a Grantee shall permit, to the extent permitted or required by law, the Company to withhold federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. Unless otherwise determined by the Committee, any such above-described withholding obligation may, in the discretion of the Company, be satisfied by the withholding by the Company or delivery to the Company of Class B Common Stock.

16.    Rights as a Stockholder.

Except as provided in Section 9(d) of the Plan, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of such shares to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 11(a) of the Plan.

17.    No Rights to Employment; Forfeiture of Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue as a director of, in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or consulting relationship. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, or a director of the Company or any Subsidiary. The Agreement for any award under the Plan may require the

Grantee to pay to the Company any financial gain realized from the prior exercise, vesting or payment of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

18.    Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

19.         Approval; Amendment and Termination of the Plan.

(a)         APPROVAL.    The Plan initially became effective when adopted by the Board on May 23, 2016 and shall terminate on the tenth anniversary of such date (except as to awards outstanding on that date). The Plan was ratified by the Company’s stockholder on May 24, 2016. The Board amended the Plan: (A) on September 29, 2016 to, among other things, (i) increase the amount of authorized shares under the Plan to 691,000 shares of Class B Common Stock and (ii) change the vesting of the Non-Employee Director Annual Grant to immediate, which amendment was ratified by the Company’s stockholders on January 17, 2017; (B) on November 9, 2017 to (i) increase the amount of authorized shares under the Plan to 1,041,000 shares of Class B Common Stock and (ii) allow for the Non-Employee Director Annual Grant to be paid in cash, instead of Class B Common Stock, which amendments were ratified by the Company’s stockholders on January 17, 2018; (C) on October 24, 2018 to change the Non-Employee Director Annual Grant to a Non-Employee Director Bi-Annual Grant, which amendment was ratified by the Company’s stockholders on January 15, 2019; (D) on October 24, 2019 to change the Non-Employee Director Bi-Annual Grant from an award of a number of shares of Restricted Stock with a value of $15,000 to an award of a number of shares of Restricted Stock with a value of $8,750; (E) on November 7, 2019 to (i) increase the amount of authorized shares under the Plan to 1,271,000 shares of Class B Common Stock and (ii) increase the maximum number of options that a grantee can receive in a calendar year to from 60,000 to 100,000; the Company’s stockholders ratified such amendments to the Plan on January 13, 2020; (F) on November 18, 2020 to (i) increase the amount of authorized shares under the Plan to 1,521,000 shares of Class B Common Stock, (ii) remove the 100,000 maximum number of options that a grantee can receive in a calendar year, (iii) allow the Compensation Committee to reprice options without stockholder approval and (iv) conform the Plan to current tax laws; the Company’s stockholders ratified such amendments to the Plan on January 11, 2021; (G) on October 20, 2021 to (i) increase the amount of authorized shares under the Plan to 1,846,000 shares of Class B Common Stock and (ii) change the Non-Employee Director Bi-Annual Grant to an Annual Grant of a number of shares of Restricted Stock with a value of $30,000; the Company’s stockholders ratified such amendments to the Plan on January 12, 2022; (H) on March 23, 2022 to increase the maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan by 685,000 shares to 2,531,000 shares, to be reserved in a separate pool for inducement awards under Section 711(a) of the NYSE American Company Guide; and (I) on November 19, 2024 to increase the maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan by 100,000 shares to 2,631,000 shares.

(b)         AMENDMENT AND TERMINATION OF THE PLAN.    The Board, or the Committee if so delegated by the Board, at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, or the Committee if applicable, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 11(a) of the Plan, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

20.    Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

21.    Section 409A of the Code.

It is the intention of the Company that no award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 21, and the Plan and the terms and conditions of all awards shall be interpreted accordingly. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code shall be set forth in the applicable award Agreement and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if one or more of the payments or benefits received or to be received by a Grantee pursuant to an award would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Grantee for any tax, interest, or penalties that Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF
ZEDGE, INC.

January 15, 2025

Important Notice Regarding the Availability of Proxy Materials for the Zedge, Inc.
Stockholders Meeting to be Held on January 15, 2025:

The Notice of Annual Meeting of Stockholders and Proxy Statement and the Fiscal 2024 Annual Report are available at:

http://investor.zedge.net

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025:	☐	☐	☐
NOMINEES:

3. To approve an amendment to the Zedge, Inc. 2016 Stock Option and Inventive Plan that will increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 100,000.

					☐	☐	☐
Mark Ghermezian	☐	☐	☐	4. Advisory vote on executive compensation:	☐	☐	☐
Elliot Gibber	☐	☐	☐
Howard S. Jonas	☐	☐	☐
Michael Jonas	☐	☐	☐
Paul Packer	☐	☐	☐
Gregory Suess	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
Signature of Stockholder ______________	Date: __________	Signature of Stockholder _____________	Date: __________

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Electronic Distribution

If you would like to receive future ZEDGE, INC. proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ZEDGE, INC.
1178 Broadway, 3rd Floor #1450, New York, New York 10001
(330) 577-3424
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 15, 2025

The undersigned appoints Michael Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Stockholders Meeting”) of Zedge, Inc. to be held at Insperity Conference Room, 200 Liberty Street, Suite 2601, New York, New York 10281 on January 15, 2025 at 12:00 p.m., and any adjournment or postponement of the Annual Stockholders Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Stockholders Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE LISTED NOMINEES FOR THE BOARD OF DIRECTORS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF
ZEDGE, INC.

JANUARY 15, 2025

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EST the day before the meeting.
MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Stockholders Meeting.	COMPANY NUMBER __________________

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER __________________

â Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2025:	☐	☐	☐
NOMINEES:

3. To approve an amendment to the Zedge, Inc. 2016 Stock Option and Inventive Plan that will increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 100,000.

					☐	☐	☐
Mark Ghermezian	☐	☐	☐	4. Advisory vote on executive compensation:	☐	☐	☐
Elliot Gibber	☐	☐	☐
Howard S. Jonas	☐	☐	☐
Michael Jonas	☐	☐	☐
Paul Packer	☐	☐	☐
Gregory Suess	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
Signature of Stockholder ______________	Date: __________	Signature of Stockholder _____________	Date: __________

Note:     Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.